Exhibit 99.2
PG&E CORPORATION

BOARD OF DIRECTORS

CORPORATE GOVERNANCE GUIDELINES

April 21, 2011

1.	Election of Directors

All members of the Board of Directors of PG&E Corporation (the “Corporation”) are elected each year and serve one-year terms.  Directors are not elected for multiple-year, staggered terms.

2.	Composition of the Board

The Board’s membership is composed of qualified, dedicated, ethical, and highly regarded individuals who have experience relevant to the Corporation’s operations and understand the complexities of the Corporation’s business environment.  The Board seeks to include a diversity of backgrounds, perspectives, and skills among its members.  No member of the Board of Directors may be an employee of NYSE AMEX Equities or a floor member of that exchange.

3.	Independence of Directors

All members of the Board have a fiduciary responsibility to represent the best interests of the Corporation and all of its shareholders.

At least 75 percent of the Board is composed of independent directors, defined as directors who (1) are neither current nor former officers or employees of nor consultants to the Corporation or its subsidiaries (except that prior service as an interim Chairman of the Board, Chief Executive Officer, President, or other Section 16 Officer for a period of less than one year shall not, alone, compromise a director’s independence), (2) are neither current nor former officers or employees of any other corporation on whose board of directors any officer of the Corporation serves as a member, and (3) otherwise meet the definition of “independence” set forth in applicable stock exchange rules.  The Board must affirmatively determine whether a director is independent, and may develop categorical standards to assist the Board in determining whether a director has a material relationship with the Corporation, and thus is not independent.  Such standards are set forth in Exhibit A to these Corporate Governance Guidelines.

4.	Selection of Directors

The Board nominates directors for election at the annual meeting of shareholders and selects directors to fill vacancies which occur between annual meetings.  The Nominating and Governance Committee, in consultation with the Chairman of the Board and the Chief Executive Officer (CEO) (if the Chairman is not the CEO), reviews the qualifications of the Board candidates and presents recommendations to the full Board for action.

5.	Characteristics of Directors

The Nominating and Governance Committee annually reviews with the Board, and submits for Board approval, the appropriate skills and characteristics required of Board members in the context of the current composition of the Board.  In conducting this assessment, the Committee considers diversity, age, skills, and such other factors as it deems appropriate given the current needs of the Board and the Corporation.

In general, the Nominating and Governance Committee will recommend, and the Board of Directors will re-nominate, an existing director for re-election to the Board of Directors if, among other things, the Committee and Board each believe that the individual would continue to be a productive and effective contributor to the Board, and that his or her continued service would serve the best interests of the Corporation.

6.	Selection of the Chairman of the Board and the Chief Executive Officer

The Chairman of the Board and the Chief Executive Officer are elected by the Board.

Based on the circumstances existing at a time that there is a vacancy in the office of either the Chairman of the Board or the Chief Executive Officer, the Board will consider whether the role of Chief Executive Officer should be separate from that of Chairman of the Board, and, if the roles are separate, whether the Chairman should be selected from the independent directors or should be an employee of the Corporation.

At least annually, the Board will reassess the appropriateness of the Board leadership structure, based on the specific circumstances and characteristics of the Corporation at that time, including a review of whether the positions of Chairman and Chief Executive Officer should be separated.

7.	Assessing the Board’s and Committees’ Performance

The Nominating and Governance Committee oversees the process for evaluating and assessing the performance of the Board, including Board committees.  The Board or the Nominating and Governance Committee conduct an evaluation at least annually to determine whether the Board and its committees are functioning effectively.  If the evaluation is conducted by the Nominating and Governance Committee, that Committee presents its conclusions to the full Board for review and concurrence.  The Board evaluation includes an assessment of the Board’s contribution as a whole and specific areas in which the Board and/or management believes a better contribution could be made.  The purpose of the review is to increase the effectiveness of the Board as a whole.  The Audit Committee, the Compensation Committee, and the Nominating and Governance Committee conduct annual evaluations, and any other standing Board committee that meets on a regular basis conducts periodic evaluations.  The Board committees provide the results of any evaluation to the Nominating and Governance Committee.  These results are considered in the Board evaluation.

8.	Size of the Board

As provided in paragraph I of Article Third of the Corporation’s Articles of Incorporation, the Board is composed of no less than 7 and no more than 13 members.  The exact number of directors is determined by the Board based on its current composition and requirements, and is specified in Article II, Section 1 of the Corporation’s Bylaws.

9.	Advisory Directors

The Board may designate future directors as advisory directors in advance of their formal election to the Board.  Advisory directors attend Board and committee meetings, and receive the same compensation as regular directors.  They do not, however, vote on matters before the Board.  In this manner, they become familiar with the Corporation’s business before assuming the responsibility of serving as a regular director.

10.	Directors Who Change Responsibilities

Directors shall offer their resignations when they change employment or the major responsibilities they held when they joined the Board.  This does not mean that such directors should leave the Board.  However, the Board, via the Nominating and Governance Committee, should have the opportunity to review the appropriateness of such directors’ nomination for re-election to the Board under these circumstances.

Directors who are officers of the Corporation also shall offer their resignations upon retirement or other termination of active PG&E Corporation employment.

11.	Board of Directors Retirement Policy

The Board may not designate any person as a candidate for election or re-election as a director after such person has reached the age of 72; provided, however, if the Nominating and Governance Committee and Board determine that it is in the best interest of the Corporation to re-nominate a director who is 72 years old or older, or not re-nominate a director who is younger than 72 years, the Board retains the authority to do so.

12.	Compensation of Directors

The Board sets the level of compensation for directors, based on the recommendation of the Compensation Committee, and taking into account the impact of compensation on director independence.  Directors who are also current employees of the Corporation receive no additional compensation for service as directors.

The Compensation Committee reviews periodically the amount and form of compensation paid to directors, taking into account the compensation paid to directors of other comparable U.S. companies.  The Committee conducts its review with the assistance of outside experts in the field of executive compensation.

13.	Director Stock Ownership Guidelines

In order to more closely align the interests of directors and the Corporation’s shareholders, directors are encouraged to own a significant equity interest in the Corporation within a reasonable time after election to the Board.  A director should own shares of the Corporation’s common stock having a dollar value of at least five times the value of the then-applicable annual retainer paid for service on the Board.  Ownership will be measured annually as of December 31 of each calendar year, based on the average closing price of a share of PG&E Corporation common stock as traded on the New York Stock Exchange for the last 30 trading days of the year.  A director should achieve this ownership target within five years from the date of his or her election to the Board or the adoption of these amended guidelines (December 15, 2010), whichever is later.  For purposes of calculating a director’s level of share ownership, the following are included:  (1) shares of PG&E Corporation common stock beneficially owned by the director (as determined in accordance with the rules of the Securities and Exchange Commission), and (2) PG&E Corporation restricted stock units and common stock equivalents held by the director.

14.	Meetings of the Board

As provided in Article II, Section 4 of the Corporation’s Bylaws, the Board meets regularly on previously determined dates.  Board meetings shall be held at least quarterly.  As provided in Article II, Section 5 of the Bylaws, the Chairman of the Board, the Chief Executive Officer, the President, the Chair of the Executive Committee, or any five directors may call a special meeting of the Board at any time.

Each Board member is expected to regularly attend Board meetings and meetings of the committees on which the director serves (either in person or by telephone or other similar communication equipment), and to attend annual meetings of the Corporation’s shareholders.  Pursuant to proxy disclosure rules, the Corporation’s proxy statement identifies each director who during the last fiscal year attended fewer than 75 percent of the aggregate of the total number of meetings of the Board and each Board committee on which the director served.

15.	Lead Director

The lead director shall be elected from among the independent chairs of the standing Board committees, and shall be elected by the independent directors based upon the recommendation of the Nominating and Governance Committee.  The lead director must have at least one year of experience as a director of the Corporation, shall be elected every three years, and shall serve a three-year term  (except where such lead director is elected to serve on an interim basis).  Any lead director may serve consecutive terms.  The lead director shall act as a liaison between the Chairman of the Board and the independent directors, and shall preside at all meetings at which the Chairman is not present.  The lead director approves the agendas and schedules for meetings of the Board to assure that there is sufficient time for discussion of all agenda items, and approves information sent to the members of the Board.  The lead director has authority to call special meetings of the independent directors.

16.	Meetings of Independent Directors

The independent directors meet at each regularly scheduled Board meeting in executive session.  These executive session meetings are chaired by the lead director.  Following each such meeting, the lead director, or one or more other independent directors designated by the lead director, has a discussion with the Chairman of the Board (if the Chairman is not an independent director) and the Chief Executive Officer (if the Chairman is not the CEO) regarding the executive session meeting.

The lead director establishes the agenda for each executive session meeting of independent directors, and also determines which, if any, other individuals, including members of management and independent advisors, should attend each such meeting.

17.	Board Agenda Items

The Chairman of the Board, in consultation with the Chief Executive Officer (if the Chairman is not the CEO), establishes the agenda for each meeting.

Board members are encouraged to suggest the inclusion of items on the agenda.

18.	Board Materials and Presentations

The agenda for each meeting is provided in advance of the meeting, together with written materials on matters to be presented for consideration, for the directors’ review prior to the meeting.  As a general rule, written materials are provided in advance on all matters requiring Board action.  Written materials are concise summaries of the relevant information, designed to provide a foundation for the Board’s discussion of key issues and make the most efficient use of the Board’s meeting time.  Directors may request from the Chairman of the Board and the Chief Executive Officer (if the Chairman is not the CEO) any additional information they believe to be necessary to perform their duties.

19.	Regular Attendance of Non-Directors at Board Meetings

Members of management, as designated by the Chairman of the Board and the Chief Executive Officer (if the Chairman is not the CEO), attend each meeting of the Board.

20.	Board Committees

The Board establishes committees to assist the Board in overseeing the affairs of the Corporation.

Currently, there are six standing committees.  The Executive Committee exercises all powers of the Board (subject to the provisions of law and limits imposed by the Board) and meets only at such times as it is infeasible to convene a meeting of the full Board.  The Audit Committee, the Compensation Committee, the Finance Committee, the Nominating and Governance Committee, and the Public Policy Committee are each responsible for defined areas delegated by the Board.

The Board may establish other committees or dissolve committees from time to time, as it deems appropriate, and in conformance with applicable laws and regulations.

21.	Membership of Board Committees

All permanent standing Board committees, other than the Executive Committee, are chaired by independent directors.  Each such independent committee chair shall be appointed to serve a three-year term (except where such committee chair is elected to serve on an interim basis), provided that such committee chair continues to be re-elected to the Board during that term.  Any such committee chair may serve consecutive terms.  The terms for each of the committee chair positions shall be staggered such that roughly one-third of the positions are appointed each year.  Each independent committee chair shall act as a liaison between the Chairman of the Board and the respective committee, and shall preside at all meetings of that committee.  Each independent committee chair approves the agendas and schedules for meetings of the respective committee, and approves information sent to the committee members.  Each independent committee chair has authority to call special meetings of the respective committee.

The Audit Committee, the Compensation Committee, the Finance Committee, the Nominating and Governance Committee, and the Public Policy Committee are composed entirely of independent directors, as defined in Section 3 of these guidelines.

Members of the Audit Committee also must satisfy the audit committee independence and qualification requirements established by the Securities and Exchange Commission and any stock exchange on which securities of the Corporation or Pacific Gas and Electric Company are listed.  If an Audit Committee member simultaneously serves on the audit committees of three or more public companies other than the Corporation and its subsidiaries, that Committee member must inform the Corporation’s Board of Directors and, in order for that member to continue serving on the Corporation’s Audit Committee, the Board of Directors must affirmatively determine that such simultaneous service does not impair the ability of that member to serve effectively on the Corporation’s Audit Committee.

22.	Appointment of Committee Members

The composition of each committee is determined by the Board of Directors.

The Nominating and Governance Committee, after consultation with the Chairman of the Board and the Chief Executive Officer (if the Chairman is not the CEO) and with consideration of the wishes of the individual directors, recommends to the full Board the chairmanship and membership of each committee.

23.	Committee Agenda Items

The chair of each committee, in consultation with the appropriate members of management, establishes the agenda for each meeting.

At the beginning of the year, each committee issues a work plan of subjects to be discussed during the year, to the extent such subjects can be foreseen.  Copies of these annual work plans are provided to all directors.

24.	Committee Materials and Presentations

The agenda for each committee meeting is provided in advance of the meeting, together with written materials on matters to be presented for consideration, for the committee members’ review prior to the meeting.  As a general rule, written materials are provided in advance on all matters to be presented for committee action.

25.	Attendance at Committee Meetings

The chair of each committee, after consultation with the Chairman of the Board and the Chief Executive Officer (if the Chairman is not the CEO), determines the appropriate members of management to attend each meeting of the Committee.

Any director or advisory director may attend any meeting of any committee with the concurrence of the committee chair.

26.	Formal Evaluation of the Chief Executive Officer

The independent directors annually review and evaluate the performance of the Chief Executive Officer.  The review is based upon objective criteria, including the performance of the business and accomplishment of objectives previously established in consultation with the Chief Executive Officer.

The results of the review and evaluation are communicated to the Chief Executive Officer by the Chair of the Compensation Committee, and are used by that Committee and the Board when considering the compensation of the CEO.

27.	Management Development and Succession Planning

At least annually, the Board reviews a succession plan for the Chief Executive Officer (CEO) position.  The plan addresses CEO succession both in the ordinary course of business and on an emergency basis.  The Board develops a profile of appropriate responsibilities, attributes, and requirements for the position of CEO, which reflects the Corporation’s and Pacific Gas and Electric Company’s business functions, vision, and strategy.  Candidates for CEO successor may be identified internally within the Corporation and its subsidiaries in consultation with the Compensation Committee and the CEO, as well as externally through various sources, including third-party consultants.  The succession planning process also addresses the continuing development of appropriate leadership skills for internal candidates for CEO, as well as candidates for other leadership positions within the Corporation.

28.	Communications with External Entities

The Chief Executive Officer is responsible for all communications with the media, the financial community, or other external entities pertaining to the affairs of the Corporation.  Directors refer any inquiries from such entities to the CEO for handling.

29.	Access to Independent Advisors

The Board of Directors and its committees have the right to retain independent outside financial, legal, or other advisors, as necessary and appropriate.  The Corporation shall bear the costs of retaining such advisors.

30.	Director Orientation and Continuing Education

The Corporation provides information to new directors on subjects that would assist them in discharging their duties, and periodically provides briefing sessions or materials for all directors on such subjects.

The Corporation also provides each director with information regarding opportunities for continuing education.  The Corporation encourages each director to stay current on important developments pertaining to such director’s function and duties to the Corporation by attending such programs as appropriate or otherwise.

31.	Communications with Interested Parties (Including Shareholders)

The lead director shall be designated as the director who receives written communications from interested parties (including the Corporation’s shareholders), in care of the Corporate Secretary.  The Corporate Secretary shall forward to the lead director any communications addressed to the Board of Directors as a body or to all the directors in their entirety, and such other communications as the Corporate Secretary, in his or her discretion, determines is appropriate.  The Corporate Secretary also shall receive communications directed to individual directors and forward those as appropriate.  If requested by major shareholders, the lead director shall be available for consultation and direct communication with such major shareholders.

32.	Legal Compliance and Business Ethics

The Board of Directors is responsible for exercising reasonable oversight with respect to the implementation and effectiveness of the Corporation’s legal compliance and ethics program.  In that role, the Board of Directors shall be knowledgeable about the content and operation of the Corporation’s compliance and ethics program, but may delegate more detailed oversight to a committee of the Board of Directors.

EXHIBIT A

EXHIBIT A TO PG&E CORPORATION
CORPORATE GOVERNANCE GUIDELINES

CATEGORICAL STANDARDS FOR IDENTIFYING
“MATERIAL” RELATIONSHIPS THAT MAY AFFECT
DIRECTOR INDEPENDENCE

Adopted:  December 17, 2003
Amended as of February 18, 2004, December 15, 2004,
December 20, 2006, December 17, 2008, and April 21, 2011.

The following categories of relationships between a director and PG&E Corporation shall be considered “material.”  The existence of a “material” relationship provides a rebuttable presumption that the affected director is not “independent,” absent a specific determination by the Board of Directors to the contrary.

A director has a “material” relationship with the Corporation in the following circumstances:

EMPLOYMENT

•
If a director is a current or former employee of the Corporation.  Service as an interim Chairman of the Board, Chief Executive Officer, President, or other Section 16 Officer shall not disqualify a director from being considered independent following such service, so long as the duration of the interim service is less than one year.

•	If a member of the director’s immediate family is or was employed as a Section 16 Officer of the Corporation, unless such employment ended more than three years ago.

DIRECT COMPENSATION FROM THE CORPORATION

•	If a director is a consultant to the Corporation.

•
If a director or his or her immediate family member receives, or during the past three years received, more than $120,000 per year or rolling 12-month period in direct compensation from the Corporation.  “Direct compensation” does not include director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service) or compensation received by a director’s immediate family member for service as an employee (unless the immediate family member received compensation for services as a Section 16 Officer, in which case the director has a material relationship with the Corporation).  Compensation paid for service as an interim Chairman of the Board, Chief Executive Officer, President, or other Section 16 Officer shall not disqualify a director from being considered independent following such service, so long as the duration of the interim service is less than one year.

INTERNAL OR EXTERNAL AUDITORS

•	If a director is, or during the past three years was, affiliated with, or employed by, a firm that serves or served during the past three years as the Corporation’s internal or external auditor.

•
If a director’s immediate family member (1) is a current partner of the Corporation’s internal or external auditor, (2) is a current employee of such a firm and personally works on the Corporation’s audit, or (3) was within the last three years a partner or employee of such a firm and personally worked on the Corporation’s audit within that time.

DIRECTOR INTERLOCK

•	If a director is a current or former officer or employee of any other company on whose board of directors any officer of the Corporation serves as a member.

•
If a director’s immediate family member is, or during the past three years was, employed by another company where any of the Corporation’s present Section 16 Officers concurrently serves on that company’s compensation committee.

BUSINESS RELATIONSHIPS

•
If a director is a current Section 16 Officer or employee, or his or her immediate family member is a current Section 16 Officer, of a company (which does not include charitable, non-profit, or tax-exempt entities) that makes payments to, or receives payments from, the Corporation for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2 percent of such other company’s consolidated gross revenues, during any of the past three years.  The director is not “independent” until three years after falling below such threshold.  (Both the payments and the consolidated gross revenues to be measured shall be those reported in the last completed fiscal year.  The look-back provision for this test applies solely to the financial relationship between the Corporation and the director’s or immediate family member’s current employer; the Corporation need not consider former employment of the director or immediate family member.)

CHARITABLE RELATIONSHIPS

•
If the director (or a relative) is a trustee, director, or employee of a charitable or non-profit organization that receives grants or endowments from the Corporation or its affiliates exceeding the greater of $200,000 or 2 percent of the recipient’s gross revenues during the Corporation’s or the recipient’s most recent completed fiscal year.

NOTES:

•
“Immediate family member” includes a person’s spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home, or is financially dependent on such person.

•	“Corporation” includes any consolidated subsidiaries or parent companies.

•
“Section 16 Officer” means “officer” as defined in Rule 16a-1(f) under the Securities Exchange Act of 1934, and includes the president, the principal financial officer, the principal accounting officer, any vice president in charge of a principal business unit, division, or function (such as sales, administration, or finance), any other officer who performs a policymaking function, or any other person who performs similar policymaking functions for that company.